EXHIBIT 21.1

                   Subsidiaries of the Company

I.   Direct Subsidiaries of the Company

     A.   Ceramco Inc. (Delaware)

     B.   Ceramco Europe Ltd. (Cayman Islands)
          i)   Ceramco U.K. Ltd. (Dormant)

     C.   Ceramco Manufacturing Co.

     D.   CeraMed Dental, L.L.C.

     E.   Dentsply Argentina S.A.C.e.I.

     F.   DENTSPLY ASH Inc. (formerly DENTSPLY Manufacturing Inc.)

     G.   Dentsply Dental (Tianjin) Co. Ltd.

     H.   DENTSPLY Equipment Inc.

     I.   DENTSPLY Finance Co.

     J.   Dentsply India Pvt. Ltd.

     K.   Dentsply Industria e Comercio Ltd. (Brazil)

     L.   Dentsply International Preventive Care Division, L.P.

     M.   Dentsply Japan K.K. (Japan)

     N.   Dentsply Philippines, Inc.

     0.   Dentsply Research & Development Corp. ("Dentsply R&D")
          (Delaware)

     P.   Dentsply Thailand Ltd. (Thailand)

     Q.   Dentsply Vietnam

     R.   DeTrey do Brasil Industria e Comercio Ltda.

     S.   Eureka X-Ray Tube Corp. (Delaware)

     T.   Gendex Dental Systems Sr.L. (Italy)

     U.   Midwest Dental Products Corp. (Delaware)

     V.   Stomatologia Dentsply (a/k/a Stomadent)

     W.   Dentsply de Colombia, S.A. (Colombia)

     X. Dentsply International, Inc. (Chile) Limitada d/b/a Dentsply Ltda.


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II.  Indirect Subsidiaries of the Company

     A.   Subsidiaries of Dentsply Research & Development Corp.

          1.   Dentsply A.G. (Switzerland)

          2.   Dentsply Australia Pty. Ltd. (Australia (Victoria))
               a)   Dentsply New Zealand Ltd.

          3.   Dentsply Canada Ltd. (Canada (Ontario))

          4.   Dentsply DeTrey GmbH (Germany)

          5.   Dentsply Export Sales Corporation (Barbados)

          6.   Dentsply de Mexico S.A. de C.V. (Mexico)

          7.   The International Tooth Co. Limited (United Kingdom)

          8.   Ransom & Randolph Company (Delaware)

          9.   Tulsa Dental Products Inc. (Delaware)


     B.   Subsidiaries of Dentsply DeTrey GmbH

          1.   Dentsply Limited (Cayman Islands)
               a)   Keith Wilson Limited (U.K.)
               b)   Amalco Holdings Ltd. (U.K.)
               c)   Oral Topics Limited (U.K.)

          2.   Dentsply Holdings Unlimited (U.K.)

          3.   Dentsply Holdings France SEP
               a)   Laboratoire SPAD S.A. (France)

     C.   Subsidiaries of Dentsply Ltd.

          1.   Dentsply Italia Sr.L.

          2.   Dentsply Russia Ltd.

          3.   Dentsply South Africa (Pty) Ltd.

          4.   Maillefer Instruments, S.A.
               a)   Societe Immobiliere du Champs des Echelles (a/k/a
                     SICDE)
               b)   Manuplast (Switzerland)

          5.   Dentsply DeTrey, S.A.
               a)   SIMFRA, S.A.
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